UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2016

PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

(412) 434-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 27, 2016, PPG Industries, Inc. (the “Company”) entered into (a) a $250,000,000 Term Loan Credit Agreement between the Company and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (the “BTM Term Loan”) and (b) a $250,000,000 Term Loan Agreement among the Company, BNP Paribas, as administrative agent for the lenders, and BNP Paribas Securities Corp., as sole lead arranger (the “BNP Term Loan” and together with the BTM Term Loan, the “Term Loans”).
Borrowings under the BTM Term Loan may be made in U.S. Dollars. The BTM Term Loan provides that loans will bear interest at rates based, at the Company’s option, on either (a) the LIBOR Rate, as defined in the BTM Term Loan, plus a margin of 0.875% per annum, (b) the Base Rate, as defined in the BTM Term Loan, plus a margin of 0.875%, less 1.000% (with the resulting margin not less than 0.000%) per annum, or (c) at the Cost of Funds, as defined in the BTM Term Loan, plus a margin of 0.875% per annum. On May 27, 2016, the Company borrowed $250,000,000 under the BTM Term Loan. The BTM Term Loan terminates and all amounts outstanding are payable on March 30, 2017.
Borrowings under the BNP Term Loan may be made in U.S. Dollars. The BNP Term Loan provides that loans will bear interest at rates based, at the Company’s option, on either (a) the Eurocurrency Rate, as defined in the BNP Term Loan, plus a margin of 0.875% per annum during the period from May 27, 2016 through December 31, 2016 and 1.000% thereafter or (b) the Base Rate, as defined in the BNP Term Loan, plus a margin of 0.875% during the period from May 27, 2016 through December 31, 2016 and 1.000% thereafter, less 1.000% (with the resulting margin not less than 0.000%) per annum. On May 27, 2016, the Company borrowed $250,000,000 under the BNP Term Loan. The BNP Term Loan terminates and all amounts outstanding are payable on May 26, 2017.
The Term Loans each contain usual and customary restrictive covenants for facilities of this type, which include, with specified exceptions, limitations on the Company’s ability to create liens or other encumbrances, to enter into sale and leaseback transactions and to enter into consolidations, mergers or transfers of all or substantially all of its assets. The Term Loans also require the Company to maintain a ratio of Total Indebtedness to Total Capitalization, as defined in the Term Loans, of 60% or less.
The Term Loans each contain, among other things, customary events of default that would permit the lenders to accelerate the loans, including the failure to make timely payments when due under the Term Loans or other material indebtedness, the failure to satisfy covenants contained in the Term Loans, a change in control of the Company and specified events of bankruptcy and insolvency.
The foregoing description of the Term Loans is not complete and is qualified in its entirety by the terms and provisions of the Term Loans, copies of which are filed herewith as Exhibits 10.1 and 10.2 and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The description of the terms of the Term Loans set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Term Loan Credit Agreement, dated May 27, 2016, between PPG Industries, Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd.
10.2	Term Loan Agreement, dated May 27, 2016, among PPG Industries, Inc., BNP Paribas, as administrative agent for the lenders, and BNP Paribas Securities Corp., as sole lead arranger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: June 3, 2016	/s/ Frank S. Sklarsky
Frank S. Sklarsky
Executive Vice President and
Chief Financial Officer